Exhibit 21.1

Mestek, Inc.

LIST OF SUBSIDIARIES

As of December 31, 2003

                                                                Jurisdiction of
Name                                                              Formation

Advanced Thermal Hydronics, Inc.                                  Delaware
Boyertown Foundry Company                                         Pennsylvania
Deltex Partners, Inc.                                             Delaware
Engel Industries, Inc.                                            Delaware
Formtek, Inc.                                                     Delaware
     Met-Coil Systems Corporation                                 Delaware
     Hill Engineering, Inc.                                       Illinois
     Formtek Cleveland, Inc. (FCI) (f/k/a SNS Properties, Inc.)   Ohio
     Yoder Manufacturing Company (Sub of FCI)                     Ohio
     Formtek Metalforming Integration, LLC                        Delaware
     Iowa Rebuilders, Inc.                                        Iowa
     Formtek Machinery (Beijing) Company, Ltd.                    China
     Axon Electric, LLC                                           Delaware
Gentex Partners, Inc.                                             Texas
     Mestex, Ltd. (Texas limited partnership)                     Texas
     Yorktown Properties, Ltd. (Texas limited partnership)        Texas
Keyser Properties, Inc.                                           Delaware
Lexington Business Trust (Massachusetts business trust)           Massachusetts
1470604 Ontario, Inc.                                             Canada
Mestek Canada, Inc.                                               Canada
Omega Flex, Inc.                                                  Pennsylvania
     Exton Ranch, Inc.                                            Delaware
     Omega Flex Limited                                           England
Pacific/Air Balance, Inc.                                         California
Westcast, Inc.                                                    Massachusetts